1

                       SONESTA HOTELS OF ANGUILLA LIMITED
                    Incorporated under the Companies Act 1994

No 1                                                            USD6,390,000.00
Date:  .........

                                    DEBENTURE

Issued under the authority of the Company's Articles of Association and the By-Laws of the Company and pursuant to a Resolution of the Directors dated the
 ..... day of ............... 1996.

1.   BORROWER & PRINCIPAL AMOUNT

     SONESTA HOTELS OF ANGUILLA LIMITED, having its Registered Office at P.O. Box 801, The Valley, in the island of Anguilla in the British West Indies (hereinafter called "the Company") for value received acknowledges itself indebted and covenants to pay to SCOTIABANK ANGUILLA LIMITED, The Valley, in the Island of Anguilla (hereinafter called "the Debenture Holder", whose expression shall where the context so admits include its assigns), in the manner hereinafter set out, the sum of SIX MILLION THREE HUNDRED NINETY THOUSAND Dollars United States Currency (USD6,390,000.00) (hereinafter referred to as the ("principal") and or such other sums including overdraft and or demand note as shall then be outstanding on that date. The loans will be broken down as follows:

     (a) USD4,690,000.00 Non-Revolving Loan

     (b)  USD1,700,000.00 Non-Revolving Loan

     (c) Such sums advanced to the borrower by way of overdraft or demand note from time to time that are due and owing within 60 days of demand.

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2.   INTEREST RATE

     The Borrower hereby covenants with the Bank to pay interest on the principal amount of the non-revolving loan or on so much thereof as shall from time to time remain outstanding hereunder at the rate which is 2.25% percentum per annum over the 30, 60, or 90 day (Borrower's option) London Inter-Bank Offer Rate (LIBOR). Interest is payable monthly, net of any withholding tax.

     Interest on overdue interest shall be calculated at the same rate as interest on the loans/advances in respect of which interest is overdue, but shall be compounded monthly and be payable on demand, both before and after demand and judgment.

3.   REPAYMENT

     The Non-revolving loans will be repaid by 8 semi-annual installments with a balloon payment as follows:

Date                        Loan (a) Amount              Loan (b) Amount
----                        ---------------              ---------------

March 1, 1997               $200,000.00                  --

September 1, 1997           $225,000.00                  $25,000.00

March 1, 1998               $275,000.00                  $50,000.00

September 1, 1998           $275,000.00                  $50,000.00

March 1, 1999               $275,000.00                  $75,000.00

September 1, 1999           $275,000.00                  $100,000.00

March 1, 2000               $3,165,000.00                $150,000.00

September 1, 2000                      --                $175,000.00

March 1, 2001                          --                $200,000.00

September 1, 2001                      --                $875,000.00

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     The foregoing principal payments are to be supplemented annually by application of 25% of Excess Cash Flow after debt service and annual maintenance expenditures (3% of gross revenues to be set aside for annual maintenance) as evidenced by audited year end financial statements, with such payment to be made within 120 days of each fiscal year end and applied to the loan in inverse order of maturity. Excess Cash Flow is defined as net income plus depreciation and amortization, plus disbursements of any kind to officers, affiliates or non-arms length parties, less interest paid on all Bank loans, less principal paid on Bank term loans, less furniture, fixtures and equipment ("FF&E") reserve to a maximum 5% of gross revenues, and Management Fees, and all other amounts payable under the Management Contract (to affiliates and other related companies), all calculated on an annual basis. Permission from the Bank to increase the maximum allowable FF&E reserve will not be unreasonably withheld.

4.   SECURITY

As security for the payment of the principal and interest and for the due and timely performance of the obligations of the Borrower hereunder and as security for the payment by the Borrower of all legal costs and other expenses without limitation incurred by the Bank, including without limiting the generality all client/solicitor costs in connection with a default of the Borrower herein, this Debenture and or Legal Mortgage, shall be security for the obligations of the borrower owed to the Bank hereunder or under any other agreement entered into between the Borrower and the Bank and in addition to any other security now or hereafter held by the Bank, the Borrower:



     a) hereby grants and conveys to the Bank by way of a floating and fixed Charge against all the assets of the Borrower comprising that certain property commonly known as Sonesta Beach Resort of Anguilla (hereinafter called "the Property") including any buildings now or hereafter erected by the Borrower and all fixtures, plans and machinery now or hereafter affixed hereto in relation to the property or the charged property as the case may be;

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     b)   hereby  assigns  unto  the  Bank all the  plant  machinery,  equipment furniture and furnishings personal property and chattels situate upon the Property including without limitation leases of personal property to the value of USD10,000.00 per annum approved by the Bank as shall from time to time during the continuance of this security be brought onto the sale and appropriated to the use thereof either in addition to or in substitution for the existing plant machinery, equipment furnishings and fittings and the benefit of all licenses held by the Borrower in connection therewith TO HOLD the same unto and to the use of the Bank absolutely SUBJECT to the Debenture and also SUBJECT to the proviso for redemption hereinafter contained;

     c) charges with the moneys secured hereby by way of fixed charge its undertaking and all of its remaining real and or leasehold property Inventory if any and equipment whatsoever and wheresoever both present and future including but without limiting the generality of the foregoing, its goodwill, trade marks excluding the trade mark "Sonesta", materials, supplies, inventories, revenues, incomes and sources of money, money rights, powers, privileges, franchises, benefits, Immunities, contracts, rights to and under insurance policies, agreements, bookdebts, accounts receivable, negotiable and non-negotiable instruments, judgments, securities, choses in action and possession and all other property and things of every nature and kind, tangible or intangible, legal or equitable, which the Borrower may be possessed of, entitled to, or which may hereafter constitute the Property or any part thereof and by way of floating charge hereby charges all other assets of the Borrower of whatsoever kind the same might be and wheresoever situate.

     d) A guarantee of Sonesta International Hotels Corporation("SIHC") for US$1,900,000.00 supported by all necessary resolutions. The guarantee will reduce to US$1,000,000.00 upon the Borrower achieving an excess cash flow to provide a debt service ratio of not less than 1.25 to 1 in a year in which payments of principal are made.

     e) A registered caution over land detailed in Schedule "A" together with a letter from the company not to encumber this asset.

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All of the  above  mentioned  assets  whether  mortgaged  or  charged  by way of specific or floating charge, are hereinafter sometimes referred to as the "charged property".

5.   PROVISO FOR REDEMPTION

     PROVIDED ALWAYS AND IT IS HEREBY EXPRESSLY AGREED AND DECLARED that if the Borrower shall repay to the Bank the total principal sum advanced hereunder and all other moneys which shall become payable hereunder together with all interest due thereon and all other costs and fees then and in such case the Bank shall at the expense of the Borrower execute and do all such acts and deeds as may be necessary to reconvey the Property to the Borrower and release the fixed and floating charges hereby created.

6.   BORROWER'S COVENANTS

     a)   The Borrower covenants to and with the Bank that the Borrower will:

          i.) pay the principal and interest owed by the Borrower to the Bank and observe the terms set out herein to be observed by the Borrower;

          ii) execute a contract to manage the hotel, in form and substance acceptable to the Bank, with a management entity acceptable to the Bank;

          iii) provide its written acknowledgment that the Lease Agreement may be terminated by the Bank at its sole option, without penalty in the event of default by the Borrower under the terms of the loan documents and the Bank having instituted proceedings to realize on its security. The Bank would consider any default to be cured by the Borrower or Guarantor if the same is remedied within 30 days of notice to the Borrower and Guarantor;

          iv) ensure that all approvals from the Government of Anguilla to own land and operate the hotel are in place;

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                                       6



          v) insure that the buildings and other assets hereof with coverage to include windstorm and loss of business to the amount of their full replacement value in lawful money of the United States of America and will make all losses payable under such policy in favor of the Bank as more particularly set forth herein and provide proof to the bank that the insurance premium has been paid;

          vi) at all times during the continuance of the Debenture, Legal Mortgage charge and security interest keep up, maintain and preserve all of the assets and property of the Borrower in good, substantial and merchantable condition, subject to ordinary wear and tear, and without delay and in a good and workmanlike manner to the Bank's satisfaction complete any buildings in the course of erection on the property hereby charged;

          vii) maintain a FF&E replacement reserve requirement equal to a minimum 3%;

          viii) not to part with or remove any property of the Borrower where the same is generally kept except in the ordinary course of business and as provided for herein;

          ix) not to transfer, lease let or hire or part with possession or create or suffer to be created any Debenture, Legal Mortgage, charge, security interest or lien or make any assignment on the Charged Property without the consent in writing of the Bank;

          x) Not to allow any lease agreements (excepting the Lease Agreement to ANGUILLA HOTEL MANAGEMENT, INC.), development orders, condominium developments, timeshare schemes or other forms of room pre-selling without the prior written consent of the Bank, and such consent may not be unreasonably withheld;

          xi) That the Borrower's equity of at least US$1,491,000.00 in the Expansion Budget, capital improvements and new land lease is to be fully expended, with evidence of such expenditure satisfactory to the Bank, including certification by the Bank's architect for construction items.
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          xii)   that a detailed final construction budget(s) and copy of the construction contract(s), satisfactory to the Bank and its supervising architect, must be provided to the Bank

          xiii)  that the general contractor is to be acceptable to the Bank

          xiv) that all necessary governmental approvals, licenses and permits must be in place for the new construction

          xv) that the Bank is to receive written acknowledgment from the general contractor for the new construction of all change orders over US$25,000.00 per change order, and all change orders regardless of size if the aggregate of change orders exceeds US$250,000.00, and must receive the Bank's prior written consent. All change orders are for the account of the Borrower except as may be allowed by the Bank within the contingency budget

          xvi) all construction draws must be accompanied by an architect's certificate in form and substance satisfactory to the Bank and other such documentation as may be required by the Bank in its normal procedures. A processing fee of US$250.00 will be levied for each construction draw in addition to actual costs incurred, which are for the account of the Borrower

          xvii) all construction cost overruns are to be funded by the Borrower immediately when identified

          xviii) construction budget funds allocated for contingencies may not be drawn without the specific prior approval of the Bank. Such consent will be predicated on evidence satisfactory to the Bank and its architect, that funds are required for unexpected expenses and not upgrades, additions or other voluntary changes to the project
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                                       8


          xix) the Bank is under no obligation to allow loan draws if any construction liens or other encumbrances are registered against the property - save where such are put in place by process of Court action.

          xx) provide the Bank with a copy of the Annual Government Health Certificate on receipt of same

          xxi) not to sell or otherwise dispose of the whole or any substantial part of its undertaking without consent of the Bank in writing, and such consent may not specifically be unreasonably withheld;

          xxii) comply with each and every one of its obligations, warranties, representations, covenants, terms and agreements to be complied with herein;

          xxiii) to carry on and continue to conduct its business in an efficient manner and to maintain and repair and keep in repair and in good working order and condition its building, plant, machinery, equipment, goods and chattels which in any way form part of the charged property (ordinary wear and tear excepted);

          xxiv) to permit the Bank by its officers or authorized agents at any time and from time to time to enter the Borrower's premises and to inspect its building, plant, machinery and equipment and the operation thereof;

          xxv) to keep proper books of account and records covering all its business and affairs and to permit the Bank by its officer or authorized agents from time to time, after giving reasonable prior notice, during normal business hours to inspect the Borrower's books of accounts and records and to make extracts therefrom;
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                                       9


          xxvi) at all times during the existence of this Debenture conduct all its banking accounts including those for credit card sales (wherever possible) with Scotiabank Anguilla Limited subject to the pricing being competitive;

          xxvii) Provide the bank with audited financial statements of the Borrower and SIHC no later than 120 days following each fiscal year end;

          xxviii)Provide the bank with Quarterly in house financial statements of the Borrower and subsidiaries within 45 days of the period end;

          xxix) Provide the bank with Profit and Loss projections for the then current year within 45 days after they year end of the preceding year;

          xxx) Provide the bank with evidence satisfactory to the Bank annually, concurrently with the Borrower's financial statements or at such other time as may be agreed with the Bank, that all property taxes and other taxes, including gross receipts taxes due and payable have been paid or arrangements made for their payment, and that all employee deductions have been remitted to the Government as required.

          xxxi) if the introduction of, or any change in, or in the interpretation of, or any change in its application to the Borrower of, any law or regulation, or compliance with any guideline from any central Bank or other governmental authority (whether or not having the force of law) has the effect of increasing the cost to the Bank of performing its obligations hereinbefore or hereunder or otherwise reducing its effective return or on its capital allocated in support of the credit(s), then upon demand from time to time the Borrower shall compensate the bank for such cost or reduction pursuant to a certificate reasonably prepared by the Bank.

     a) In the event of the Borrower becoming liable for such costs, the Borrower shall have the right to cancel without fee all or any unutilized portion of the affected


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          credit (other than any portion in respect of which the Borrower has requested utilization of the credit in which case cancellation may be effected upon indemnification of the Bank for any costs incurred by the Bank thereby), and to prepay, without fee the outstanding principal balance thereunder other than the face amount of any document or instrument issued or accepted by the Bank for the account of the Borrower, such as a Letter of Credit, a Guarantee or a Banker's Acceptance.

     b) If any prepayment is made, for any reason, of an advance bearing a fixed rate of interest, including without limitation a LIBOR advance, the Borrower shall compensate the Bank for the cost of any early termination of its funding arrangements in accordance with its normal practices, such costs to be notified too the Borrower in a certificate reasonably prepared by the Bank.

     a)   The Borrower covenants to and with the Bank that:

          i) on default the Bank shall have quiet possession of the real Property hereof free from all Encumbrances except those Encumbrances which the Borrower has disclosed to the Bank in writing and the Bank has approved of in writing:

          ii) the Borrower shall not encumber the Property referred to in Schedule "A" hereof which has not been disclosed to the Bank in writing and shall not encumber the Property if any, without the prior consent in writing of the Bank first being had and which consent may not be unreasonably withheld;

          iii) the Borrower does hereby release to the Bank all of its claims upon all its Property, now or in the future subject to the said proviso;

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          iv)  the provisos and covenants contained in this subparagraph shall apply with the necessary changes to all the real property and or leasehold Interests present or future of the Borrower included in the charged property;

          v) the Bank may at any time register this Agreement, notice of this Agreement, or such other documents as it deems appropriate including debentures, collateral legal mortgages or charges and legal mortgages against the title to any Property present or future of the Company and premises now owned or which may be hereafter acquired by the Borrower in connection with any charged property in the proper registry office and Public Records Office without further written consent of the Borrower. All collateral Legal mortgages or charges shall be deemed to contain the terms and provisions of this Debenture, Legal Mortgage, charge and security agreement;

          vi) the Debenture, legal Mortgage, security agreement and charge hereby created shall have the effect of and act as security whether or not the monies hereby secured or any part thereof shall be advanced before or after or upon the date of this Agreement;

          vii) Any waiver by either party of a breach of any part of this Agreement caused by the other party will not operate as or be interpreted as a waiver of any other breach. The failure of a party to insist on strict adherence to any term of the Agreement on one or more occasions is not to be considered to be a waiver of any of their rights under this agreement or to deprive that party of the right to insist upon strict adherence to that term or any other term in the future. No waiver shall be of any effect unless it is in writing and authenticated by the waiving party.

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7.   SALE, RELEASE & PLEDGING OF SECURED PROPERTY

     a)   Without the written consent of the Bank, the Borrower shall not:

          i) sell, transfer, convey, lease or otherwise dispose of any secured property or any part thereof except in the normal course of business;

          ii) release, surrender or abandon possession of any secured property or any part thereof or grant any leases, easements, rights of way or register or permit registration of any restrictions on title or other agreements on title except in the normal course of business;

          iii) move or transfer secured property from the Property except where the secured property is replaced with items of comparable value and quality;

          iv) create, permit, assume, have outstanding, or suffer to exist, any mortgage, charge, pledge, assignment, lien, encumbrance, debenture, security agreement or other security to rank in priority to or pari passu with this Debenture, whether fixed or floating on its undertaking property or assets (excluding equipment leases for the leased property) or any part thereof used in connection with the Property now owned or hereinafter acquired described in Schedule "A" hereof, or pledge, assign or transfer any such assets as security for leaseback. For the purposes of this Agreement, the term "Encumbrance" means any mortgage, pledge, lien, charge, assignment, hypothecation, security interest, title, retention agreement or other security arrangement.

     b) If the Borrower fails to perform any covenant, undertaking, warranty, representation or agreement on its part herein contained, then the Bank may in its absolute discretion but without being bound to do so perform any such covenant capable of being performed by it and if any such covenant requires the payment or expenditure of money or if any charged property shall become subject to any lien, Encumbrances or charge ranking in whole or in part in priority to this Debenture, Legal

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                                       13


          Mortgage or any charge hereof, the Bank may make such payment and/or pay or discharge the said prior lien or such charge from its own funds, and all sums so paid or expended by the Bank shall immediately be payable by the Borrower to the Bank, shall bear interest at the rate set forth in this Agreement until paid and shall be secured hereby, having the benefit of any charge hereby created in priority to the principal and interest owing under this Debenture, Legal Mortgage, charge and security interest. No such performance or payment shall relieve the Borrower from any default under this Debenture, Legal Mortgage, charge or security interest or any consequences of such default.


8.   EVENTS OF DEFAULT

     The security hereby constituted shall be enforceable and be due:

     a) immediately on written demand by the Bank if the Borrower fails to make when due, whether on demand or at a fixed payment date, by acceleration or otherwise, any payment of interest, principal, fee, commission or any other monies payable to the Bank whether hereunder or in any other agreement unless the failure results only from the technical difficulties in the transfer of funds and such failure is remedied within five (5) business days of written notice;

     b) immediately on written demand by the Bank if any order in any jurisdiction is made or a resolution passed for the winding-up, dissolution or liquidation of the Borrower, or if a petition is filed for the winding-up, dissolution or liquidation of the Borrower, or there is an order for reorganization under any insolvency legislation affecting the Borrower in any jurisdiction whatever and such order, resolution etc. is not dismissed or stayed within 60 days of its institution;

     c) 30 days after written notice has been delivered to the Borrower to remedy the defect, and which defect has not been remedied within the said 30 days, in any of the following events or upon the occurrence of a Demand Event as provided for herein;

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     i)   If the Borrower makes default in any covenant, representation, warranty, undertaking or obligation of the Borrower herein;

     ii) If the Borrower makes default in any condition contained herein, or in the event of the happening or occurrence of a Demand Event (as herein provided);

     iii) If the Borrower becomes insolvent or makes an authorized assignment in bankruptcy or bulk sale of its assets or if bankruptcy petition is filed or presented against the Borrower in any jurisdiction;

     iv) If the Borrower takes any proceedings in respect to liquidation of the assets of the Borrower;

     v) If any execution, sequestration, extent or any other process of any court becomes enforceable against the Borrower or if a distress or analogous process is levied against the property of the Borrower or any part thereof;

     vi) If the Borrower permits any debt which has been admitted as due by the Borrower or is not disputed to be due by it and which forms or is capable of being made by security or charge upon any of the property subject to a charge or charges created by this Debenture, Legal Mortgage, charge or security agreement in priority to a charge or charges created by this Debenture, Legal Mortgage, charge or security agreement to remain unpaid;

     vii) If the Borrower commits or threatens to commit any act of bankruptcy or is unable to pay its debts;

     viii) If the Borrower makes a proposal under any relevant bankruptcy or insolvency legislation or takes any action in respect of the settlement of any claims of its creditors under the provisions of any bankruptcy or insolvency legislation;

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                                       15



     ix) If the Borrower passes or purports to pass, or takes or purports to take any proceedings to enable it to take proceedings for its dissolution or liquidation, or amalgamation, or if the Borrower purports to sell, or sells all of its undertaking or a substantial part or parts thereof or sells any part thereof specifically prohibited by this Agreement;

     x) If a Receiver and/or Manager for all or any part of the assets of the Borrower or any other person with like powers as either a Receiver of Manager is appointed;

     xi) If the Borrower makes a default under the provisions of any material instrument creating a charge on assets of the Borrower relating to any material secured property;

     xii) If the Borrower fails to pay taxes, rates, rentals or other charges of a like nature whether governmental or otherwise assessed or payable by or against the Borrower in respect of any of the secured property;

     xiii) If the Borrower stops making payments in its usual course of business or suspends or ceases to carry on its operations or the construction of the Project as herein provided, or any substantial part thereof or threatens to cease to carry on the same;

     xiv) If there is a cancellation, non-renewal, or suspension of any franchises, licenses or trademarks or permits required by the Borrower for the purpose of carrying on its business, or a substantial part thereof;

     xv) If the Borrower creates any Encumbrance upon any present or future assets or revenues of the Borrower or permits any liens or other charges, mortgages, debentures or other encumbrances to be registered on title to the Property;

     xvi) If the Borrower fails to complete the Project in accordance with the plans and specifications approved in writing by the Government of Anguilla and or the Bank;

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                                       16



     xvii) A) If any guarantor for the Borrower in respect of the loans secured herein becomes insolvent or makes and unauthorized assignment in bankruptcy or sale of its assets or if a bankruptcy petition is filed or presented in any jurisdiction against any such guarantor for the
          Borrower:


     a) If a Receiver and/or Manager for all or any part of the assets of any guarantor for the Borrower in respect of the loans secured herein, or any other person with like powers as either a Receiver or Manager is appointed.

9.   ENFORCEMENT

     a) In the event of a default in the payment of principal or interest owed by the Borrower to the Bank or upon default of any of the representation, warranties, covenants, conditions, undertakings or terms and provisions herein made by the Borrower to the Bank, then the balance of the principal and interest due by the Borrower to the Bank shall immediately become due and payable on demand by the bank at the option of the Bank.

     b) Without prejudice and in addition to the statutory powers of the Bank as Mortgagee, at any time after the happening of any event by which the security hereby constituted becomes enforceable, the Bank shall have the following rights and power:

          i) to take possession of all or any part or parts of the property and assets hereby charged with power to exclude the Borrower, its agents and servants therefrom;

          ii) to preserve and maintain the property charged and make such replacements thereof and additions thereto as to the Bank shall deem judicious;

          iii) to enjoy and exercise all powers necessary to the performance of all functions provided for in this Debenture, Legal Mortgage, charge and security agreement, including but not limiting the generality of the foregoing, the power to purchase on credit, the power to


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                                       17

               borrow money in its own name and to advance its own money to the Borrower at such rates of interest as it may deem reasonable;


          iv) to sell, lease or concur in selling or leasing all or any part of the secured property whether by public auction or by private or lease in such manners to it; may seem right, provided always that it shall not be incumbent on the Borrower to sell, lease or dispose of the said property but that it shall and may be lawful for the Bank to peaceably and quietly take, hold, use, occupy, possess and enjoy the said property without molestation, eviction, hindrance or interruption by the Borrower or any other person or persons whosoever, and to convey, transfer and assign to a purchaser or purchasers the title any undertaking, property and assets so sold;

          v) to appoint by instrument any person or persons to be a receiver or manager or receivers and managers (hereinafter called the "Receiver") of the property and assets hereby charged and to remove any receiver so appointed and appoint another or others in his stead.

          vi) for the purposes of enforcement of this Debenture, security, charge and Legal Mortgage and for the purposes of calculation of interest due hereunder, all advances made by the Bank to the Borrower may be combined and consolidated by the Bank in accordance with its internal practice, whether under this instrument or any other instrument or loan.

10   POWERS OF RECEIVER

     a) A Receiver and Manager so appointed shall be the agent of the Borrower and shall have power:

          i) to take possession of, collect and get in all or any part of the property hereby charged and for that purpose to take any proceedings in the name of the Borrower or otherwise as may seem expedient;

          ii) to carry on or concur in carrying on the business of the Borrower and with the consent of the Bank to raise money from the Bank or others on the security of any property hereby charged;

          iii) to sell, call in, collect and convert into money or let and to accept surrenders of leases or tenancies of the property hereby charged or any of it either by public auction or by tender or by private contract with power to buy in at such sale, by auction or to rescind or vary any contract for sale and to resell without being answerable for any loss or diminution in price and to carry out such sale, calling in, collection and conversion and such letting on such terms and conditions and for such consideration as the Bank shall thing fit and with liberty also to give effectual receipts for the purchase money or the proceeds thereof and to do all other acts and things for completing any sale, calling in, collection and conversion which the receiver may think fit and without thereby becoming liable as a mortgagee in possession;

          iv) to make any arrangements or compromise which the Bank or any receiver shall think expedient;

          v)   to make and effect all repairs, improvements and insurances;

          vi) to appoint Managers, Officers, Accountants, Attorneys and Agents for the aforesaid purposes at such salaries as the receiver may determine;

          vii) to call up all or any portion of the uncalled capital of the Borrower;

          viii) to do all such other acts and things as may be considered to be incidental or conducive to any of the matters or powers aforesaid and which the Receiver lawfully may or can do as Agent for the Borrower AND the Borrower will do all acts and things and will execute all such assurances, assignments and instruments as the Receiver and manager shall require the Borrower to do or execute for the purpose of exercising or giving effect to the exercise of the powers conferred on the Receiver and Manager hereunder or any of them and the Borrower hereby irrevocably appoints the Bank to be the lawful Attorney of the Borrower to do any act or thing and to execute and to exercise all the powers of the Borrower in carrying out or effecting any of the powers hereby conferred upon the Receiver and Manager.

     b) The powers hereinbefore contained are in addition to and without prejudice to and not in substitution for any other powers and remedies vested in the Bank as a Debenture holder by statute or common law or equity for recovering or enforcing payment of the moneys and liabilities hereby secured and interest thereon.

11.  APPLICATION OF MONEYS

     a) The net profits of carrying on the said business and the net proceeds of realization of the Borrower's property shall be applied by the Bank or by the Receiver subject to the claims, if any, of all secured creditors of the Borrower including any claim of the Receiver pursuant to this Agreement above, ranking in priority to this Debenture, Legal Mortgage, charge and security agreement:

          i) Firstly, in payment of all reasonable costs, charges and expenses of and incidental to the appointment of the Receiver.

          ii) Secondly, in payment of all reasonable costs, charges and expenses of and incidental to the exercise by the Receiver or the Bank of all or any of the powers granted to them under this Debenture, Legal Mortgage, charge and security agreement including reasonable remuneration of the Receiver or any agent or employee of the Receiver and including reasonable remuneration of the Bank or any agents or employees of the Bank and all outgoings properly paid by the Receiver or the Bank in exercising their powers as aforesaid;

          iii) Thirdly, in or towards the payment to the Bank of all monies due to it by the Borrower;

          iv)  Fourthly, any surplus shall be paid to the Borrower.

     b) The Bank shall not, nor shall the Receiver appointed by it by reason of the Bank or such Receiver entering into possession of the charged property or any part thereof, be liable to account as mortgagee or chargee in possession for anything except actual receipts or be liable for any loss upon realization or for any default or omission for which a mortgagee or chargee in possession might be liable.

     c) No purchaser, charger chargee or other person or company dealing with the Bank or with the Receiver appointed by it or with his, its, or their attorneys or agents shall be concerned to inquire whether the powers exercised or purported to be exercised have become exercisable or whether any money remains due actually or contingently on the security of this Agreement or as to the necessity or expediency of the stipulations and conditions subject to which any sale shall have been made or otherwise as to the propriety or regularity of such sale calling in collection or conversion or to see to the application of any money paid to the Bank and in the absence of mala fides on the part of such purchaser, mortgagor, mortgagee or other person or company such dealing shall be deemed so far as regards the safety and protection of such purchaser, mortgagor, mortgagee, or other person or company such dealing shall be deemed so far as regards the safety and protection of such purchaser, mortgagor, mortgagee, person or company to be within the powers hereby conferred and to be valid and effectual accordingly.

12.  PREPAYMENT

     Prepayment is permitted in multiples of USD100,000.00 on interest funding rollover dates. Any charges normally applied by the Bank to cover losses incurred when prepayments are made on other than rollover dates are for the account of the Borrower.

13.  RESPONSIBILITY FOR RECEIVER

     Any Receiver appointed pursuant to the provisions of this Agreement shall so far as it concerns responsibility for his acts be deemed to be an agent of the Borrower and the Bank shall not in any way be responsible for any misconduct or negligence on the part of such Receiver, and the Borrower hereby forever Irrevocably releases the Bank from such claims whatsoever and howsoever arising.

14.  RESTRICTION ON BORROWER

     Subject to the Borrowers rights under existing law, upon the Borrower receiving notice from the Bank of the taking of possession of the charged property, all the powers, functions, rights and privileges of the Borrower with respect to the business of the Borrower in relation to the charged property shall ceases unless specifically continued by the written consent of the Bank.

15.  BANK APPOINTED ATTORNEY

     In the event of an uncured Default, the Borrower hereby irrevocably appoints the Bank to be the attorney of the Borrower for and in the name and on behalf of the Borrower to execute and do any deeds, documents, transfers, demands, orders, assignments, conveyances, assurances, consents and things which the Borrower ought to sign, execute and do hereunder and generally to sue in the name of the Borrower in the exercise of all or any of the powers hereby conferred on the Bank and any receiver appointed with full powers of substitution and revocation.

16.  WAIVER BY BANK

     The Bank may waive any breach by the Borrower of any of the provisions contained in this Agreement or any default by the Borrower in the observance or performance of any covenant or condition required to be observed or performed by the Borrower under the terms of this Agreement; provided always that no act or omission by the Bank shall extend to or be taken in any manner whatsoever to effect any subsequent breach or default or the rights resulting therefrom.

17.  SET-OFF EXPENSES AND ARREARS

     a) Except in the event of an uncured Default after written notice to the Borrower, in connection with any matter relating to this Loan by the Bank to the Borrower, the secured property or this Agreement, the Bank may obtain the opinion or advice of or information and assistance from any lawyer, accountant, surveyor, architect, engineer, or other professional or expert personnel as it may reasonably deem necessary both before and after any money is advanced. The Bank may pay proper and reasonable compensation for all such legal and other advice or assistance obtained as aforesaid. The Borrower shall repay to the Bank all such reasonable expenses incurred.

     b) The Borrower shall pay all reasonable costs, charges and expenses of and incidental to the exercise by the Receiver and/or the Bank of all or any of the powers granted to them under this Agreement and shall also pay the remuneration, accounts and fees of the Receiver or the Bank in exercising their powers.

     c) All amounts referred to in the preceding sub-paragraphs shall be payable on demand in lawful currency of the United States of America together with interest at the rate set forth in this Agreement from the date of demand to the date of payment in priority to the amount of the principal and Interest owing under this Debenture, Legal Mortgage, charge and security agreement.

     d) If for the purposes of obtaining judgment in any court it becomes necessary to convert into any currency any amount in dollars of the United States of America due hereunder, then the conversion shall be made at the rate of exchange prevailing on the day before the day on which the judgment is given. For this purpose "rate of exchange" means the rate at which the creditor is able on the relevant date to purchase dollars in Anguilla for such currency. In the event there is a change in the rate of exchange prevailing between the day before the day in which the judgment is given and the date of payment of the amount due, the Borrower shall pay such additional amounts as may be necessary to ensure that the amount paid on such date is the amount in such other currency which, when converted at the rate of exchange prevailing on the date of payment, is the amount then due under this Debenture and Legal Mortgage in Dollars in the said currency. Any Amount due from the Borrower under this subclause will be due as a separate debt and shall not be effected by judgment being obtained for other sums due hereunder.

     e) The taking of a Judgment or Judgments on any covenant or covenants herein contained shall not operate as a merger on the said covenant or covenants or affect the Bank's right to interest at the rate and time set forth herein.

     f) The Borrower shall pay all cost and expenses as between solicitor and client incurred by the Bank of and incidental to the preparation, stamping, registration and completion of this security on the perfection of the title of the Bank or in relation to any default hereunder or protection, foreclosure, realization and enforcement thereof or otherwise in relation thereto and for the discharging of these presence.

18.  INSURANCE

     a) The Borrower shall insure and keep insured the charged property against loss or damage by fire and other usual perils, including the obligations set out hereunder to the amount of not less than the full replacement value of the charged property in lawful money of the United States of America with companies reasonably acceptable to the Bank, on an All Risks basis policy.

     b) The Borrower shall insure itself and keep insured against public liability for a reasonable amount considering the nature of the business carried on by the Borrower.

     The insurance is to cover business interruption and windstorm damage, in such amounts as are acceptable to the Bank at all times. The insurers are to be acceptable to the Bank and the policies together with all renewals thereof are to be deposited with the Bank;

     c) Subject to the terms of this Agreement and regarding only insured losses after the date of this agreement, the loss under all policies of insurance other than public liability, if any, shall be payable to the Bank; copies of all policies of insurance including renewals shall be lodged with the Bank and the Borrower shall pay all premiums as the same become due and payable in respect of such insurance. If less than 50% (fifty percent) of the Property and any other Property which is mortgaged to or which secures the Bank under a Security Document is destroyed or damaged by any cause whatsoever the Borrower shall be entitled to use the proceeds of any insurance policy covering the said Property for the repair or reconstruction of such damaged portion of the Property, subject to the prior written consent of the Bank, which consent shall not be unreasonably withheld. All such insurance proceeds shall be delivered to and held by the Bank and shall be disbursed to the Borrower for any such repairs or reconstruction in accordance with disbursement procedures satisfactory to the Bank in its reasonable discretion. If more than 50% (fifty percent) of the Property and any other property which is mortgaged to or which secures the Bank under a Security document is destroyed or damaged at any time by any cause whatsoever, the Bank, at its absolute discretion, may apply the proceeds of any insurance policy covering the said property either to the reduction or satisfaction of the amount outstanding in terms of the loan, or to the restoration of all or a portion of the Property, in such manner as the Bank may elect in its complete discretion.

          The production of this Agreement shall be sufficient authority for, and the insurer is hereby irrevocably directed thereupon to pay the loss, if any, to the Bank, provided that if the Insurance is not effected or kept renewed, the Bank may effect or renew such insurance and if default be made in payment of the premiums or sums of money by the Borrower, the Bank may pay the same and such sums of money shall be added to the debt hereby secured and shall bear interest at the same rate from the date of such payment and shall be repayable with the moneys next falling due under these presents.

19.  DISCHARGE ON PAYMENT

     If the Borrower shall pay or cause to be paid to the Bank the money secured by this Agreement, then this Agreement and the estate and the rights thereby granted shall cease and be void and thereupon the Bank shall, at the request and at the expense of the Borrower cancel and discharge this Debenture, Legal Mortgage, charge and security agreement and execute and deliver the Borrower such deeds or other instruments as shall be requisite to release the Debenture, Legal Mortgage, charge and security agreement hereby constituted.

     This Debenture, Legal Mortgage, charge and security agreement shall at the Borrower's expense be impressed in the first instance with the stamp duty to cover a maximum principal sum of USD6,390,000.00.

20.  RIGHTS CUMULATIVE

     All rights and remedies of the Bank prescribed in this Agreement shall be cumulative and no remedy herein conferred or reserved is intended to be exclusive but shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

21.  SECURITY ADDITIONAL AND CONTINUING

     a) The security hereby constituted is in addition to and not in substitution for any other security agreements or obligations owed by the Borrower to the Bank now or hereafter held by the Bank and this security shall not merge in any other security now or hereafter held by the Bank, and the security shall be deemed to be a continuing security for the amount herein set out, until all indebtedness due or obligations owed to the Bank by the Borrower from time to time is paid in full.

     b) To further secure the said lending to the Borrower, and in addition to the security to be provided to the Borrower, the Bank will take such collateral or additional charges or securities hereto as may from time to time be agreed to with the Borrower, such collateral or security to be supplemental hereto and upon such terms as the Bank shall require. All of the provisions of this Debenture, Legal Mortgage, charge, security agreement shall be and form part and be deemed to form part of any such collateral charge, or mortgage. The Banks hall have the right to tack and/or consolidate this Debenture and all collateral mortgages and charges at its will one behind the other.

     c) This Agreement is additional security for loans by the Bank to the Borrower.

22.  ADDITIONAL DOCUMENTS

     a) The Borrower hereby covenants and agrees with the Bank that it will at all times do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered, all and every such further act, deeds, trust indentures, Legal Mortgages, Debentures, transfers, collateral charges and security agreements and assurances in law as the Bank shall reasonably require for the better assuring, mortgaging, assigning and conferring unto the Bank all and singular the charge property or intended so to be or which the Borrower may hereafter become bound to mortgage and charge in favor of the Bank for the better accomplishing and effecting the intention of this Agreement;

     b) The Borrower hereby declares and agrees that it will henceforth hold the secured property as Trustee for executing such Debenture as aforesaid in favor of the Bank and the statutory power of appointing a new Trustee in its place shall be exercisable by the Bank which shall have full power to make such appointment and to remove the Borrower from such Trusteeship at is sole and unfettered will and pleasure notwithstanding that none of the events referred to in the said statutory power as conditions precedent to it exercise shall have occurred and further that on any such exercise of said statutory power the party exercising the same may appoint itself to be such new Trustee and that the Bank in consideration of the premises and any Receiver appointed by the Bank shall be and are hereby irrevocably appointed by the Attorneys of the Borrower in its name and on its behalf to vest the legal estate in the secured property in any purchaser or other person in exercise of the statutory powers conferred on mortgagees freed and discharged from all rights of redemption hereunder and in the Borrower's name or in its own name and on the Borrower's behalf and as the borrower's act and deed or otherwise to sign, seal and deliver and otherwise perfect any deed, assurance, agreement, instrument or act which may be required or may be deemed proper for any of the purposes aforesaid.

23.  NOTICE

     a) All notices, requests, demands or other communications to or upon the respective parties hereto shall be give in writing but in the manner (including telex, telegram, cable or fax) which is the most practicable in the circumstances having due regard to the requirement that they be delivered as expeditiously as possible;

     b)   All such notices, request, demands or other communications:

          i) to or upon the Bank shall be effective delivered to the Bank at the following address:


               Scotiabank Anguilla Limited
               P.O. Box 250
               The Valley, Anguilla
               Attention:  Managing Director

          i) to or upon the Borrower, shall be effective when delivered to the Borrower at the following address:


               Sonesta Hotels of Anguilla Limited
               c/o Sonesta International Hotels Corporation
               200 Clarendon Street
               Boston, Massachusetts  02116
               U.S.A.
               Fax:   1 617 421 5402
               Attention: Office of the Treasurer

               or to such other address as the relevant addressee may hereafter specify for such purpose to the other by notice in writing.

               A notice, request, demand or other communication sent by fax, shall only be regarded as received if confirmation of receipt is requested and such confirmation received.

24.  GOVERNING LAW

     This Debenture, Legal Mortgage, charge and security agreement and any collateral or additional charges or securities hereto shall be governed and construed solely according to the Laws of Anguilla and the parties hereto hereby submit themselves to the jurisdiction of the Eastern Caribbean Supreme Court (Anguilla Circuit).

     The Bank expressly reserves the right to consolidate this Debenture, Legal Mortgage, charge and security agreement with any collateral or additional charges or securities hereto notwithstanding any statutory provision to the contrary.

25.  BINDING EFFECT

     This Agreement and all its provisions shall enure to the benefit of the Bank, its successors and assigns and shall be binding upon the Borrower, its successors and assigns.

26.  The Borrower acknowledges having received a true copy of this Debenture.

                       IN WITNESS WHEREOF the Borrower has
                 caused its Common Seal to be hereunto affixed.

                       SONESTA HOTELS OF ANGUILLA LIMITED

                      Per:

                      /s/                                   Seal
                      ------------------------------------

     The Common seal of Sonesta Hotels of Anguilla, Limited was affixed hereto by the Director of the said company and the said affixed his signature
     hereto on the      day of      1996 in the presence:

                       SONESTA HOTELS OF ANGUILLA LIMITED




Incorporated under the Companies Act, 1994

Debenture No. 1




SCHEDULE A



Land to be registered as First Demand Mortgage Debenture:

WEST CENTRAL SECTION, BLOCK 28110 B, PARCEL 38/1

WEST CENTRAL SECTION, BLOCK 28009 B, PARCEL 11/1

Land to be Cautioned:

WEST CENTRAL SECTION, BLOCK 28009 B, PARCEL 2/2